Exhibit 4.1

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES INTO WHICH THIS CERTIFICATE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE BORROWER), IN A FORM REASONABLY ACCEPTABLE TO THE issuer, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CONVERTIBLE PROMISSORY NOTE

US$20,000,000	Issuance Date: May 4, 2026

FOR VALUE RECEIVED, the undersigned, Phoenix Asia Holdings Limited, a company organized under the laws of the Cayman Islands (the “Borrower”), promises to pay as provided herein to Phoenix Prosperity Investment Limited, a limited liability entity organized under the laws of the British Virgin Islands (the “Holder”), the principal sum of $20,000,000, on the terms provided herein. This convertible promissory note (including all promissory notes issued in exchange, transfer or replacement hereof, this “Note”) is issued as consideration for bona fide advisory and transaction support services provided by Holder to the Borrower for the assistance of Borrower’s financing activities during the term of this Note.

1.	Maturity. The term of this Note shall be the period commencing on the date hereof and ending on the earlier of (a) the third (3rd) anniversary of the Issuance Date set forth above (the “Standard Maturity Date”), (b) the Accelerated Maturity Date (as defined below) (the Standard Maturity Date, together with the Accelerated Maturity Date (as defined below), the “Maturity Date”), or (c) the date on which this Note is converted in full pursuant to Section 7. If the Maturity Date is not a Business Day, payments shall be due on the next Business Day. For purposes of this Note, “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

2.	Interest. This Note shall not accrue interest.

3.	Payment. The outstanding principal amount of this Note shall be due and payable in cash on the Maturity Date. All payments of principal shall be made in US dollars no later than 12:00 PM EST on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the account at a bank specified by the Holder in writing to the Borrower from time to time.

4.	Pre-Payment. This Note may be prepaid in whole or in part at any time or from time to time during the term of this Note. There will be no penalty or premium for any pre-payment of this Note.

5.	Accelerated Repayment. The then-outstanding principal amount of this Note shall become immediately due and payable in full in cash on the occurrence at any time of any of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority) (any such event, an “Event of Default”, and the date of the occurrence of any such event, the “Accelerated Maturity Date”):

a.	if the Borrower is, or is adjudicated, found to be, becomes or is deemed to become insolvent or stops or suspends payment of its debts or is (or is deemed to be) unable to or admits inability to pay its debts as they fall due or proposes or makes a general assignment, arrangement or composition with or for the benefit of its creditors;

b.	if any order is made by any competent court or any effective resolution is passed for the appointment of a liquidator for the Borrower; or

c.	if a receiver or trustee is appointed over the whole or any substantial part of the undertaking, property or assets of the Borrower or distress or other process is levied or enforced upon any of the assets or rights of the Borrower and any such action is not lifted or discharged within sixty (60) days.

6.	Rank. This Note shall constitute senior indebtedness of the Borrower. So long as this Note remains outstanding, all payments due under this Note shall be senior to all other indebtedness for borrowed money of the Borrower and its subsidiaries, if any, whether now existing or hereafter arising, other than: (i) trade payables incurred in the ordinary course of business; or (ii) other indebtedness expressly approved in writing by the Holder.

7.

Conversion. From the Issuance Date until the Standard Maturity Date, the Holder shall be permitted to convert all (but not less than all) of the then-outstanding principal amount into ordinary shares, par value $0.00001 per share, of the Borrower (the “Conversion Shares”) at a conversion price of $10.00 per share. As soon as practicable after conversion of this Note into the Conversion Shares, the Borrower will cause to be issued in the name of and delivered to the Holder, a certificate or book-entry record for the Conversion Shares (bearing such legends as may be required by (a) applicable law, (b) the Borrower’s organizational documents, or (c) any agreement between the Borrower and the Holder). Such conversion shall be deemed to have been made on the date on which such conversion took place in accordance with this Section 7. No fractional shares will be issued upon conversion of this Note. In all cases of conversion hereunder, the Holder will deliver to the Borrower upon such conversion: (i) the Holder’s original Note; and (ii) duly executed copies of such other agreements as reasonably requested by the Borrower in connection with the conversion of the Note hereunder (including without limitation any agreements or instruments reasonably necessary to evidence the conversion and comply with applicable securities laws, transfer agent requirements, or applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq”)).

8.	Remedies; Waivers.

a.	To the fullest extent permitted by law, the Borrower hereby waives and the Holder need not provide any presentment, demand, notice, protest or notice of dishonor, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law; provided, however, that the Holder shall deliver written notice to the Borrower prior to exercising remedies with respect to any Event of Default occurring under this Note. The Holder may exercise its rights and remedies under this Note and applicable law only if an Event of Default has occurred and is continuing beyond any applicable cure period.

b.	No waiver of any default shall be implied from any failure of the Holder to take any action or any delay by the Holder in taking action with respect to any such default or from any previous waiver of any similar or unrelated default. A waiver of any term of this Note must be made in writing and shall be limited to the express written terms of such waiver.

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9.	Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft or destruction of this Note, upon the Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of the Borrower by the party who held this Note immediately prior to its loss, theft or destruction, or in the event of the mutilation of this Note, upon the Holder’s surrender to the Borrower of the mutilated Note, the Borrower shall execute and deliver to such party or the Holder, as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated promissory note.

10.

Restricted Securities; Accredited Investor; Non-US Person. The Holder and the Borrower acknowledge that this Note and the Conversion Shares are “restricted securities” within the meaning of the Securities Act. The Holder represents and warrants that it is an “accredited investor” as that term is defined in Regulation D under the Securities Act, is not a “U.S. person” within the meaning of Regulation S under the Securities Act (“Regulation S”), is not acquiring this Note or, upon conversion, any Conversion Shares for the account or benefit of any U.S. person, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of, and bearing the economic risk of an investment in, this Note and the Conversion Shares. The Holder further represents and warrants that it is acquiring this Note, and upon conversion any Conversion Shares, for its own account, for investment and not with a view to any distribution, offer or sale in violation of the Securities Act, has no present intention or prearrangement to sell this Note or any Conversion Shares in the United States or to any U.S. person, and is not acting as a distributor of such securities. Any subsequent offer or sale of this Note or any Conversion Shares shall be made only pursuant to Regulation S, an effective registration statement under the Securities Act, or another available exemption from registration under the Securities Act.

11.	Nasdaq Listing Matters. To the extent required under the applicable listing rules of Nasdaq, the Borrower shall make, prepare and file, or cause to be made, prepared and filed, any notices, applications, forms, submissions, disclosures and other filings required under applicable securities laws, the applicable listing rules of Nasdaq or any other applicable governmental authority in connection with the issuance of this Note and any Conversion Shares upon conversion of this Note.

12.	Miscellaneous.

a.	Governing Law; Jurisdiction and Venue; Jury Trial Waiver.

This Note and all questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule, whether of the State of New York or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of New York.

EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO SUCH PARTY USING THE APPLICABLE CONTACT INFORMATION LISTED ON THE SIGNATURE PAGES HERETO. NOTHING IN THIS SECTION, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. TO THE FULLEST EXTENT PERMITTED BY LAW, THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION, SUIT OR PROCEEDING, (B) IT HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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b.	Amendments and Waivers. No amendment, modification, supplement or waiver of any provision of this Note shall be effective unless made in writing and signed by each of the parties hereto. The rights and remedies of the parties hereto are cumulative and not alternative. Neither any failure nor any delay by any parties hereto in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver that may be given by a party hereto shall be applicable except in the specific instance for which it is given, and no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of that party or of the right of the other party giving such notice or demand to take further action without notice or demand.

c.	Entire Agreement. This Note constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, understandings, agreements and representations, whether written or oral, with respect to the subject matter hereof.

d.	Assignment and Successors. This Note may be assigned or transferred (i) by the Holder to any person at any time without prior notice to the Borrower, or (ii) by the Borrower to any person at any time, other than a successor-in-interest, without the prior written consent of the Holder. This Note shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

e.	Severability. If any provision of this Note is held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Note shall not be affected or impaired in any way. The Borrower and the Holder agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

f.	Construction. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

g.	Time. Time is of the essence with respect to each and every provision hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Convertible Promissory Note as of the date set forth above.

BORROWER:		HOLDER:

PHOENIX ASIA HOLDINGS LIMITED		PHOENIX PROSPERITY INVESTMENT LIMITED

By:	/s/ Gao Yu	By:	/s/ Kon Teck Tien
Name:	Gao Yu	Name:	Kon Teck Tien
Its:	Director	Its:	Director
Telephone: +(86) 18695779567		Telephone: +852 44857289
E-mail: 776968943@qq.com		E-mail: kontecktien@gmail.com

[Signature Page to Promissory Note]